SECURITY AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) Of The SECURITIES EXCHANGE ACT OF 1934


Date of Report:                   July 18, 1996

Exact Name of Regustrant
as specified in its charter:      BELL ATLANTIC CORPORATION

Commission File Number:           1-8606

State of Incorporation:           Delaware

IRS Employer Identification No:   23-2259884

Address of Principal
executive offices:                1717 Arch Street
                                            Phladelphia, PA.  19103

Registrant's telephone number:    (215) 963-6000

Former Name or former address,
if changed since last report:     N/A

Item 5. Other Events


     Attached as an exhibit hereto is a copy of the press release issued by Bell Atlantic Corporation (the "Company") dated July 18, 1996 announcing 2nd quarter earnings for 1996.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


 c) Exhibits

        The exhibits identified below, on file with the SEC, are incorporated herein by reference to exhibits hereto.


        (20)  Press Release dated July 18, 1996

                     EXHIBIT INDEX


Exhibit No.     Description                                  Page No.

  (20)          Press Release Dated July 18, 1996

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



BELL ATLANTIC CORPORATION



By /s/ William O. Albertini
   Willaim O. Albertini
   Executive Vice President and Chief Financial Officer

Date: July 18, 1996




FOR IMMEDIATE RELEASE                     Contact:
July 18, 1996                             David Stakun
                                          215-963-6639
                                          david.j.stakun@bell-atl.com



BELL ATLANTIC ANNOUNCES RECORD EARNINGS

Philadelphia -- Propelled by strong business volumes across its core wireline and wireless communication businesses, Bell Atlantic Corporation (NYSE: BEL) announced record* net income of $494.3 million for the second quarter of 1996,
10.6 percent higher than in the same period in 1995.  Earnings per share grew
9.8 percent, to $1.12 from $1.02.

Revenues from the company s core businesses, including its proportionate share of Bell Atlantic NYNEX Mobile revenues, grew nearly 7 percent compared with the second quarter of 1995. Results for the quarter included significant start-up costs in the company s long-distance, video and Internet businesses as well as costs associated with compliance with the Telecommunications Act of 1996.
We re in excellent shape to meet our key financial goals for the year,  said
Bell Atlantic Chairman and Chief Executive Officer Raymond W. Smith.   Our  core
business is producing solid bottom-line growth while we build long-term capabilities for continued growth in a fully competitive environment.



*Excludes third-quarter 1995 gain from the sale of certain cellular properties



NETWORK HIGHLIGHTS

     Despite significant price reductions taken to fortify the company's competitive position in the switched access market, Bell Atlantic's core Network revenues were 4.5 percent higher in the second quarter compared with the same period in 1995.

     Access lines in service on June 30, 1996, totaled 20.1 million, up 3.5 percent over the last 12 months. The increase includes 11.2 percent Centrex line growth in the business markets.

     Access minutes of use grew 9.2 percent.

     At June 30, Bell Atlantic had approximately 170,000 ISDN (integrated services digital network) lines in service, 40 percent higher than a year ago.


  Due to strong volumes and robust demand for value-added services, we re on track to achieve our goal of 5 percent Network revenue growth for the year,
said Bell Atlantic Vice Chairman James G. Cullen.   With our aggressive
marketing of additional lines, Answer Call, CallerID and new service packages such as Call Manager, we re already achieving 5 percent growth in the consumer market. Our launch of new products such as Easy VoiceSM, our filings to significantly reduce residential ISDN rates, and our soon-to-be-introduced consumer Internet access services, all promise to help build on that momentum.

     Fueled by continued_growth in home computer use and increasing family communication needs, sales of secondary residential telephone lines totaled more than 212,000 for the second quarter, driving penetration to 14.2 percent, up from 10.3 percent a year ago.

     Revenues from Answer Call and central-office-based services such as Caller ID and Call Waiting grew almost 25 percent compared with second-quarter 1995 results. Caller ID registered its highest quarterly growth ever, with revenues more than doubling year-earlier levels. By the end of the period, Caller ID subscribers exceeded 2 million, with penetration at 16.5 percent, up from 8.8 percent a year ago.

     Since its introduction in June, 1996, Easy Voice voice-activated dialing has averaged 1,000 new customers per day.

      In the business markets, Bell Atlantic s leadership in network integration and Fast-Packet services is expanding our presence among our larger customers, Cullen said, while our innovative service packaging is redefining how the needs of small businesses are addressed.

     Bell Atlantic s successful line of feature-rich service packages that allow small businesses to custom-design their communication systems posted revenues of $39.7 million for the quarter, up more than 100 percent above year-ago levels.

     Among Bell Atlantic's large customers, revenues from high-speed Fast-Packet data services were up about 150 percent.

     As a member of the Pinnacle Alliance global partnership, Bell Atlantic Network Integration was awarded a seven-year, $250 million contract to support J.P. Morgan's distributed computing systems -- local area networks, desktop computers and servers.

    Second-quarter revenues from Directory Services grew 4.3 percent compared with 1995 results as Bell Atlantic continues expanding its presence in the electronic publishing arena with products such as InfoTravelTM.

     Bell Atlantic reported Network operating expenses for the second quarter totaling $2.4 billion, 4.5 percent higher than in the 1995 period. Adjusting for increased new-business start-up expenses for long-distance, Internet and video,
expenses increased 3.8 percent.   Growth in expenses also reflected high
business volumes and increased outlays for marketing, systems and software upgrades, and compliance with the Telecommunications Act's competitive checklist.

     Bell Atlantic continued to achieve operating efficiency gains, as access lines per network employee increased to 365 from 327 as of June 30, 1995, an improvement of 11.6 percent.

     Cash expenses per access line were $321, up less than one percent from year-ago levels. That increase is attributable primarily to higher volumes and weather-related effects.



WIRELESS HIGHLIGHTS

     Equity income from Bell Atlantic s wireless investment portfolio of 85 million worldwide POPs (people in markets served) increased nearly 26 percent compared with second-quarter 1995 results. Included was a nearly 30 percent increase in income from Bell Atlantic NYNEX Mobile. Also reflected were costs related to development activities in the company's domestic PCS (personal communications services) partnership, the acquisition of customers by its wireless consortium in Italy, and the launch of digital GSM (global service for mobile) by its partnership in the Czech Republic. Largely offsetting these costs were reduced amortization expenses associated with Bell Atlantic's investment in Grupo Iusacell, S.A. de C.V. in Mexico.

      Wireless has become one of the premier growth engines in the communication industry, said Bell Atlantic Vice Chairman Lawrence T. Babbio, Jr. And in many ways we re still revving it up. Our domestic cellular business is posting some of the highest growth numbers in the industry, with plenty of headroom for more growth. Later this year, PrimeCo Personal Communications will launch service in its major markets. And in Italy, Omnitel s growth rate is off the charts.

     The following second-quarter highlights of Bell Atlantic NYNEX Mobile, which began operations on July 1, 1995, contain comparative financial and operating statistics derived as if the joint venture had existed in the second quarter of 1995.

     Bell Atlantic NYNEX Mobile added 247,000 new subscribers, 23,000 more than In the second quarter of 1995, representing annual subscriber growth of more than 39 percent. Subscribers as of June 30, 1996, totaled 3.8 million.

     Operating revenues grew $145.1 million, or 29.8 percent, to $631.6 million.

     Operating cash flow margin was 43 percent, up from 40 percent in the second quarter of 1995, resulting in a 37 percent increase in operating cash flow.


Internationally:

     Since launching commercial service in December, 1995, Omnitel Pronto Italia, Bell Atlantic's consortium operating the second wireless license in Italy, has acquired more than 300,000 subscribers to its GSM service.

     On July 1, 1996, EuroTel, Bell Atlantic s partnership currently serving about 72,000 customers in the Czech Republic and Slovakia, launched the first digital GSM service in the Czech Republic.

      Results from the second quarter give Bell Atlantic added momentum as we approach a new era of open markets, full competition and unprecedented opportunity, Smith concluded. Our network business is in a growth renaissance, our wireless growth is pacing the industry and significant new businesses will soon be hitting their stride. We have a very exciting future ahead.


Bell Atlantic Corporation (NYSE: BEL) is at the forefront of the new Communications, entertainment and information industry. In the mid-Atlantic region, the company is the premier provider of local telecommunications and advanced services. Globally, it is one of the largest investors in the high-growth wireless communication marketplace. Bell Atlantic also owns a substantial interest in Telecom Corporation of New Zealand and is actively developing high-growth national and international business opportunities in all phases of the industry.


####


INTERNET USERS: Bell Atlantic news releases, executive speeches, news media contacts and other information are available on Bell Atlantic s media relations World Wide Web site (http://www.ba.com), by gopher (gopher://ba.com). To receive news releases via e-mail send a message to lists@ba.com.




BELL ATLANTIC CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited)
(In millions, except per-share amounts)

                       Three months ended June 30,   Six months ended June 30,
                           1996(a)       1995            1996(a)         1995
Operating Revenues
     Transport Services:
   Local service            $1,179.4   $1,105.3         $2,319.1       $2,186.6
   Network access              867.8      872.4          1,745.7        1,693.3
   Toll service                350.1      359.3            719.7          726.3
Ancillary Services:
   Directory publishing        288.8      276.9            575.0          552.9
   Other                       148.4      138.0            280.0          272.6
Value-Added Services           386.4      330.9            758.3          657.6
                             -------    -------         --------       --------
Network Services Revenues    3,220.9    3,082.8          6,397.8        6,089.3

Wireless Services             -- (a)      336.5          --  (a)       628.0
Other Services                  38.6      145.2 (b)         69.3       296.9 (b)
                             -------    -------          -------     -------
Total Operating Revenues     3,259.5    3,564.5          6,467.1     7,014.2

Operating Expenses
Employee costs,
 including benefits and taxes  981.8    1,060.7          1,964.2     2,094.9
Depreciation and amortization  638.8      681.7          1,267.7     1,349.4
Other                          837.8      979.1          1,625.8     1,895.4
                             -------    --------        --------     -------
Total Operating Expenses     2,458.4    2,721.5 (b)      4,857.7     5,339.7 (b)

Operating Income               801.1      843.0          1,609.4     1,674.5

Equity in income of affiliates  94.3       22.5           165.9         15.8 (a)
Other income (expense), net     (2.1)       5.8            (4.4)         6.9
Interest expense               119.8      147.7           240.6        286.6
Income before provision
    for income taxes           773.5      723.6         1,530.3      1,410.6
Provision for income taxes     279.2      276.5           565.5        549.0

Net Income                    $494.3     $447.1          $964.8       $861.6

Earnings Per Common Share      $1.12      $1.02            $2.19        $1.97

Cash dividends declared
 per common share               $.72       $.70            $1.44(c)      $1.40

Weighted average number of common
 and equivalent shares outstanding  439.6  437.7           439.9         437.6

(a) On July 1, 1995, the company contributed its domestic cellular business to a partnership and accounts for its share of the partnership's results under the equity method.

(b) Includes revenues and expenses from Bell Atlantic Business Systems Services sold in October 1995, as follows:

                                     Three months ended    Six months ended
                                         June 30, 1995        June 30,1995

Operating Revenues - Other Services          $123.1              $246.9
Operating Expenses                            126.1               243.6


(c) Includes payment of $.005 per common share for redemption of rights granted under the company's Shareholder Rights Plan.

BELL ATLANTIC CORPORATION AND SUBSIDIARIES

 Other Selected Data (unaudited)
                                             June 30,
                                      1996                    1995

Return on Average Common Equity
   Three months ended                27.8%                     28.4%
   Six months ended                  27.5%                     27.5%
Total Assets (in millions)        $23,795.7                 $24,819.9
Total Employees                    60,800                    72,300   (d)

(d) Total Employees in 1995 includes employees of Bell Atlantic Mobile (3,800), which was contributed to a partnership on July 1, 1995, and Bell Atlantic Business Systems Services (4,200), which was sold in October, 1995. These employees are no longer included at June 30, 1996.

Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)
                                              Six months ended June 30,
                                                 1996         1995

Cash Flows from Operating Activities
Net income                                      $964.8        $861.6
Depreciation and amortization                  1,267.7       1,349.4
Equity in income of affiliates                  (165.9)        (15.8)
Dividends received from affiliates                60.9           5.8
Other, net                                      (243.3)       (355.5)

Net Cash Provided by Operating Activities      1,884.2       1,845.5

Net Cash Used in Investing Activities         (1,115.8)     (1,871.5)

Net Cash Used in Financing Activities         (1,061.5)        (55.4)

Decrease in Cash and Cash Equivalents           (293.1)        (81.4)

Cash and Cash Equivalents, Beginning of Period   356.8         142.9

Cash and Cash Equivalents, End of Period         $63.7         $61.5


          BELL ATLANTIC NYNEX MOBILE CELLULAR OPERATIONS PRO FORMA
                  (unaudited)

The following unaudited pro-forma selected operating and financial data give effect to the combination of Bell Atlantic Mobile and NYNEX Mobile Communications prior to July 1, 1995,and have been adjusted for certain intercompany transactions and the disposition of overlapping properties.
These pro-forma results are an approximate representation of Bell Atlantic NYNEX Mobile (BANM) results as if the company had been in existence prior to July 1, 1995.

                                         Three months ended June 30,

                                      1996         1995      % change
- -----------------------------------------------------------------------
Selected Operating Data
Controlled POPs (1) (000)            55,840      55,840        0.0
Owned POPs (2) (000)                 53,788      53,511        0.5
Subscribers (000)                     3,822       2,744       39.3
Penetration (3)                        6.84%       4.91%      39.2
Churn                                  1.77%       1.61%       9.9
Revenues per subscriber per month (4)   $62         $67       (7.5)
Acquisition cost per gross add (5)     $201        $223       (9.9)
Cash expense per subscriber             $36         $40      (10.0)

Selected Financial Data
(Dollars in millions)
Operating revenues (6)                 $631.6    $486.5       29.8
Less:  Cost of equipment                 81.1      59.4       36.5
Net revenues                            550.5     427.1       28.9
Operating income                        153.4     109.4       40.2
Pre-tax income (7)                      139.7      96.6       44.6
Operating cash flow (8)                 236.2     172.2       37.2
Operating cash flow margin                 43%       40%       7.5
Capital expenditures
   excluding acquisitions               203.6     136.6       49.0


Footnotes:
(1) Controlled POPs represent the total number of POPs for markets in which BANM has operating control.
(2)  Owned POPs represent BANM percentage ownership in all licensed markets.
(3)  Penetration is calculated by dividing subscribers by controlled POPs.
(4) Revenue per subscriber is calculated using service revenues, incollect roaming, outcollectroaming and equipment revenue. Incollect roaming revenues were $53.9 million for the three-month period ended 6/30/96 and $40.1 million for the three-month period ended 6/30/95.
(5) Acquisition costs include commission expense and net margin on sale of customer equipment.
(6) Operating revenues include service revenues, outcollect roaming, and equipment revenues.
(7) Pre-tax income represents the income distribution to the two equity partners, Bell Atlantic and NYNEX.
(8) Operating cash flow equals operating income plus depreciation and amortization.